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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the inclusion in this Annual Report (Form 10-K) of Bank of Hawaii Corporation of our report dated February 22, 2010, with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries, included in the 2009 Annual Report to Shareholders of Bank of Hawaii Corporation.

Our audits also included the financial statement schedules of Bank of Hawaii Corporation and subsidiaries listed in Item 15(a). These schedules are the responsibility of Bank of Hawaii Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 22, 2010, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-64248), pertaining to the Bank of Hawaii Corporation Dividend Reinvestment and Stock Purchase Plan,

  (2)
  Registration Statements (Form S-8 No. 33-54777, Form S-8 No. 333-80127 and Form S-8 No. 33-61134), pertaining to the Pacific Century Financial Corporation Stock Option Plan of 1994 (formerly the Bancorp Hawaii, Inc. Stock Option Plan of 1994),

  (3)
  Registration Statements (Form S-8 No. 2-96329, Form S-8 No. 33-29872, Form S-8 No. 33-49836 and Form S-8 No. 33-57267), pertaining to the Bank of Hawaii Retirement Savings Plan, (formerly the Pacific Century Financial Corporation Profit Sharing Plan),

  (4)
  Registration Statement (Form S-8 No. 333-02835), pertaining to the Pacific Century Financial Corporation Directors' Stock Compensation Program (formerly the Bancorp Hawaii, Inc. Director Stock Compensation Program),

  (5)
  Registration Statement (Form S-8 No. 333-14929), pertaining to Pacific Century Financial Corporation Directors Deferred Compensation Plan (formerly the Bancorp Hawaii, Inc. Directors' Deferred Compensation Plan), and

  (6)
  Registration Statements (Form S-8 No. 333-115325 and Form S-8 No. 333-143295), pertaining to Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan;

of our report dated February 22, 2010, with respect to the consolidated financial statements of Bank of Hawaii Corporation included herein, and our report dated February 22, 2010, with respect to the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation, included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Bank of Hawaii Corporation and subsidiaries included in this Annual Report (Form 10-K) of Bank of Hawaii Corporation for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Honolulu, Hawaii February 22, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm